================================================================================

                                  Exhibit 99.1


                                  PRESS RELEASE




NEWS RELEASE
------------


Contact:     Bob Cardon, Dynatronics Corporation
             800-874-6251 or 801-568-7000

            Dynatronics Reports Significant Improvement in Operations
            ---------------------------------------------------------

         Salt Lake City, Utah (May 14, 2009) - Dynatronics Corporation (NASDAQ:
DYNT) today announced results for its fiscal third quarter and nine months ended March 31, 2009.

         Operating results showed significant improvement over the three and nine months ended March 31, 2008. Pre-tax profit for the quarter ended March 31, 2009 improved to $213,304, compared to a pre-tax loss of $1,019,557 for the third quarter of fiscal year 2008. Net income for the quarter ended March 31, 2009 was $141,576 ($.01 per share), compared to a net loss of $628,775 ($.05 per share) for the third quarter of the prior fiscal year.

         Dynatronics saw a turnaround of approximately $2,800,000, with pre-tax profit for the nine months ended March 31, 2009 of $112,393, compared to a pre-tax loss of $2,650,456 for the same period in fiscal year 2008. Net income for the nine months ended March 31, 2009 was $57,223 ($.00 per share) - a significant improvement compared to a net loss of $1,679,770 ($.12 per share) for the same period one year ago.

         Approximately $472,000 of the improvement in pre-tax income for the quarter and nine months ended March 31, 2009 resulted from the reversal of an accrued liability due to the cancellation of a retirement benefit previously owed to two executive officers of the company, Kelvyn H. Cullimore, Jr. and Larry K. Beardall.

         Sales for the quarter ended March 31, 2009 were $7,633,419 compared to $7,781,871 for the similar period of the prior year. Sales for the nine months ended March 31, 2009 were down less than one percent, totaling $24,348,461 compared to $24,534,934 for the same period in the prior year.

         "We have worked hard to maintain sales and significantly improve operating results through the first nine months of this fiscal year," stated Kelvyn H. Cullimore Jr., chairman and president of Dynatronics. "Due to aggressive cost reduction measures over the past year we reduced SG&A expenses by $1,100,000 in the quarter and almost $2,200,000 year-to-date compared to the same periods in 2008. Combining these cost reductions with lower R&D expenses and slightly improved margins, our operating profits showed significant improvement compared to the same quarter and nine-month periods last year. We are proud of these accomplishments given the challenging general economic conditions in the United States. Even so, we have more improvement plans on the horizon.

         "With the help of Vici Capital Partners, over the past four months we have uncovered a number of opportunities to save money and improve not only operational efficiencies, but also strengthen margins and reduce manufacturing and other costs," continued Cullimore. "These changes were specifically targeted at lowering transaction costs, obtaining better pricing and terms from vendors and service providers, streamlining customer service and production processes, and improving our sales support functions."

         "Through this effort, we have identified between $1,500,000 and $2,000,000 in improvements, which we have implemented already or we will implement over the coming quarters," he added. "Much of the impact of these improvements will be realized beginning in the fourth quarter of fiscal year 2009."

         Looking ahead, Dynatronics expects to announce the release of an innovative new vibration therapy device, the V-Force, before the end of its fiscal year on June 30, 2009. "This new, high-margin product is projected to drive sales and operating profits higher in the coming quarters, based on the initial indications of interest among medical practitioners," reported Larry K. Beardall, executive vice president of sales and marketing.

         Dynatronics has scheduled a conference call for investors today at 1:30 p.m. ET. Those wishing to participate should call 800-839-9416 and use passcode 9321818.

         A summary of the financial results for the three and nine months ended March 31, 2009 follows:

                                    Summary Selected Financial Data
                                      Income Statement Highlights

                               Three Months Ended         Nine Months Ended
                                  March 31,                  March 31,
                               2009        2008          2009          2008
                           -----------  -----------  ------------  ------------



Net sales                  $ 7,633,419  $ 7,781,871  $ 24,348,461  $ 24,534,934
Cost of sales                4,788,993    4,946,912    14,994,838    15,428,447
                           -----------  -----------  ------------  ------------

   Gross profit              2,844,426    2,834,959     9,353,623     9,106,487

SG&A expenses                2,256,795    3,325,765     8,060,869    10,240,809
R&D expenses                   247,293      368,994       775,040     1,070,993
Other expenses, net            127,034      159,757       405,321       445,141
                           -----------  -----------  ------------  ------------

   Net income (loss)
     before provision
     (benefit) for
     income taxes              213,304   (1,019,557)      112,393    (2,650,456)

Income tax provision
  (benefit)                     71,728     (390,782)       55,170      (970,686)
                           -----------  -----------  ------------  -------------

   Net income (loss)       $   141,576  $ (628,775)  $     57,223  $ (1,679,770)
                           ===========  ===========  ============  =============

Net income (loss) per
  common share (basic
  and diluted)             $       .01  $      (.05) $        .00  $       (.12)
                           ===========  ===========  ============  =============

                                Balance Sheet Highlights

                                               March 31,         June 30,
                                                 2009              2008
                                            --------------    -------------

     Cash                                   $      259,595    $     288,481
     Accounts receivable, net                    4,969,319        5,151,235
     Inventories, net                            6,569,912        6,283,068
     Total current assets                       12,546,843       12,981,686
     Total assets                               17,544,457       18,427,819

     Accounts payable                            1,579,337        1,423,839
     Accrued expenses                              288,833          500,145
     Line of credit                              5,684,566        5,818,320
     Total current liabilities                   8,330,193        8,660,803
     Total liabilities                          11,185,882       12,162,180
     Total liabilities and equity               17,544,457       18,427,819

         Dynatronics manufactures, markets and distributes advanced-technology medical devices, orthopedic soft goods and supplies, treatment tables and rehabilitation equipment for the physical therapy, sports medicine, chiropractic, podiatry, plastic surgery, dermatology and other related medical, cosmetic and aesthetic markets. More information regarding Dynatronics is available at www.dynatronics.com.

         This press release contains forward-looking statements. Actual results may vary from the views expressed in the forward-looking statements contained in this release. Forward-looking statements in this press release include, among others, the statement that the yet-to-be-announced new product is expected "to drive sales and operating profits higher", based on indications of interest and references to the implementation and expected impact of cost-saving measures in future periods. Indications of interest are not sales orders or commitments for purchases. The development and sale of the company's products are subject to a number of risks and uncertainties, including, but not limited to, changes in the regulatory environment, competitive factors, inventory risks due to shifts in market demand, availability of financing at cost effective rates, and the risk factors listed from time to time in the company's SEC reports including, but not limited to, its most recent annual report on Form 10-KSB for the year ended June 30, 2008, and its subsequent quarterly reports on Form 10-Q.

--------------------------------------------------------------------------------